UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 9, 2016

Great Lakes Dredge & Dock Corporation

(Exact name of registrant as specified in its charter)

Delaware	001-33225	20-5336063
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

2122 York Road Oak Brook, Illinois 60523
(Address of principal executive offices)

(630) 574-3000

Registrant's telephone number, including area code

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensation Arrangements of Certain Officers and Other Events.

On March 9, 2016 the Compensation Committee (the “Committee”) of the Board of Directors of Great Lakes Dredge & Dock Corporation (the “Company”) met to, among other things, approve executive officer long-term incentive awards for 2016.  The Committee approved the following awards.

Equity Awards

The Committee approved awards of time-based restricted stock units and performance-based restricted stock units.  The Company’s named executive officers received the following equity awards:

Time-Based Restricted Stock Units

Name	Number of Units
Jonathan W. Berger	69,421
Mark W. Marinko	14,479
Kyle D. Johnson	16,364
David E. Simonelli	19,835

Performance-Based Restricted Stock Units

Name	Number of Units at Target
Jonathan W. Berger	69,421
Mark W. Marinko	14,479
Kyle D. Johnson	16,364
David E. Simonelli	19,835

The performance measure applicable to these awards is free cash flow.

Cash Incentive

In addition, the Committee awarded cash incentives pursuant to which each of the named executive officers is eligible to receive a payment determined on the basis of the extent to which the Company is successful in collecting payment during 2016 on a specified account receivable.  If the Company collects 100% of the receivable in 2016, the named executive officers will receive the amount specified below subject to certain time-vesting requirements.  To the extent the Company collects less than 100% of the receivable during 2016 the payments will be reduced proportionately.

Name	Cash Payment at 100%
Jonathan W. Berger	$420,000
Mark W. Marinko	$87,600
Kyle D. Johnson	$99,000
David E. Simonelli	$120,000

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GREAT LAKES DREDGE & DOCK CORPORATION
Dated: March 15, 2016	By: /s/ Mark W. Marinko
Name: Mark W. Marinko
Title: Senior Vice President and Chief Financial Officer